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                                                       Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 22, 1996, relating to the financial statements of Van de Kamp's and Frozen Desert Product Lines of Pet Incorporated, appearing on page F-64 of Aurora Foods Inc. Registration Statement on Pre-Effective Amendment No. 4 to Form S-1, Registration
No. 333-50681.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
San Francisco, California
June 25, 1998